Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,096,990
Unrealized Gain (Loss) on Market Value of Futures	(885,250)
Dividend Income	6,557
Interest Income	50
ETF Transaction Fees	1,000
Total Income (Loss)	$219,347

Expenses
Investment Advisory Fee	$77,717
Audit fees	3,255
NYMEX License Fee	3,169
Brokerage Commissions	1,524
Non-interested Directors' Fees and Expenses	923
SEC & FINRA Registration Expense	620
Legal fees	551
Total Expenses	$87,759
Net Gain (Loss)	$131,588

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$150,486,988
Withdrawals (200,000 Units)	(7,762,861)
Net Gain (Loss)	131,588

Net Asset Value End of Period	$142,855,715
Net Asset Value Per Unit (3,700,000 Units)	$38.61

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502